
STARCORE INTERNATIONAL MINES LTD.
Compañia Minera Peña de Bernal, S.A. de C.V.
(Mexico)
Creston Moly Corp.
(British Columbia)
American Consolidated Minerals Corp.
(British Columbia)
Cortez Gold Corp.
(British Columbia)
0993684 B.C. LTD.
(British Columbia)
Arco Exploraciones S.A. de C.V.
(Mexico)
Tenajon Resources Corp.
(British Columbia)
Creston Mining Corporation
(Ontario)
Exploraciones Global SA de CV
(Mexico)